PACIFIC INTERNATIONAL SERVICES CORP.


                                       To


                      CHEMICAL TRUST COMPANY OF CALIFORNIA


                                                                         Trustee


                                    INDENTURE

                     Dated as of ____________________, 199__


                      10% Subordinated Debentures Due 2007








                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

               Section 1.1.  Definitions. . . . . . . . . . . . . . . . . .    1
               Section 1.2.  Other Definitions. . . . . . . . . . . . . . .    3
               Section 1.3.  Incorporation by Reference of
                              Trust Indenture Act . . . . . . . . . . . . .    3
               Section 1.4.  Rules of Construction  . . . . . . . . . . . .    3

                                    ARTICLE 2
                                 THE SECURITIES

               Section 2.1.  Form and Dating  . . . . . . . . . . . . . . .    4
               Section 2.2.  Execution and Authentication . . . . . . . . .    4
               Section 2.3.  Registrar and Paying Agent . . . . . . . . . .    4
               Section 2.4.  Paying Agent to Hold Money in
                              Trust . . . . . . . . . . . . . . . . . . . .    5
               Section 2.5.  Securityholder Lists . . . . . . . . . . . . .    5
               Section 2.6.  Transfer and Exchange  . . . . . . . . . . . .    5
               Section 2.7.  Replacement Securities . . . . . . . . . . . .    6
               Section 2.8.  Outstanding Securities . . . . . . . . . . . .    6
               Section 2.9.  Temporary Securities . . . . . . . . . . . . .    6
               Section 2.10.  Cancellation  . . . . . . . . . . . . . . . .    7
               Section 2.11.  Defaulted Interest  . . . . . . . . . . . . .    7

                                    ARTICLE 3
                                   REDEMPTION

               Section 3.1.  Notices to Trustee . . . . . . . . . . . . . .    7
               Section 3.2.  Selection of Securities to be
                              Redeemed  . . . . . . . . . . . . . . . . . .    8
               Section 3.3.  Notice of Redemption . . . . . . . . . . . . .    8
               Section 3.4.  Effect of Notice of Redemption . . . . . . . .    9
               Section 3.5.  Deposit of Redemption Price  . . . . . . . . .    9
               Section 3.6.  Securities Redeemed in Part  . . . . . . . . .    9

                                    ARTICLE 4
                                    COVENANTS

               Section 4.1.  Payment of Securities  . . . . . . . . . . . .    9
               Section 4.2.  SEC Reports  . . . . . . . . . . . . . . . . .    9
               Section 4.3.  Compliance Certificate . . . . . . . . . . . .   10

                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

               Section 5.1.  Events of Default  . . . . . . . . . . . . . .   10
               Section 5.2.  Acceleration . . . . . . . . . . . . . . . . .   11
               Section 5.3.  Other Remedies . . . . . . . . . . . . . . . .   11
               Section 5.4.  Waiver of Past Defaults  . . . . . . . . . . .   11
               Section 5.5.  Control by Majority  . . . . . . . . . . . . .   12
               Section 5.6.  Limitation on Suits  . . . . . . . . . . . . .   12
               Section 5.7.  Rights of Holders to Receive
                              Payment . . . . . . . . . . . . . . . . . . .   12
               Section 5.8.  Collection Suit by Trustee . . . . . . . . . .   13
               Section 5.9.  Trustee May File Proofs of
                              Claim . . . . . . . . . . . . . . . . . . . .   13
               Section 5.10.  Priorities  . . . . . . . . . . . . . . . . .   13
               Section 5.11.  Undertaking For Costs . . . . . . . . . . . .   13

                                    ARTICLE 6
                                     TRUSTEE

               Section 6.1.  Duties of Trustee  . . . . . . . . . . . . . .   14
               Section 6.2.  Rights of Trustee  . . . . . . . . . . . . . .   15
               Section 6.3.  Individual Rights of
                              Trustee, etc  . . . . . . . . . . . . . . . .   15
               Section 6.4.  Trustee's Disclaimer . . . . . . . . . . . . .   16
               Section 6.5.  Notice of Defaults . . . . . . . . . . . . . .   16
               Section 6.6.  Reports by Trustee to Holders  . . . . . . . .   16
               Section 6.7.  Compensation and Indemnity . . . . . . . . . .   16
               Section 6.8.  Replacement of Trustee . . . . . . . . . . . .   17
               Section 6.9.  Successor Trustee by
                              Merger, etc . . . . . . . . . . . . . . . . .   18
               Section 6.10.  Eligibility; Disqualification . . . . . . . .   18
               Section 6.11.  Preferential Collection of
                              Claims Against Corporation  . . . . . . . . .   18

                                    ARTICLE 7
                     SATISFACTION AND DISCHARGE OF INDENTURE

               Section 7.1.  Satisfaction and Discharge of
                              Indenture . . . . . . . . . . . . . . . . . .   18
               Section 7.2.  Application of Trust Money . . . . . . . . . .   19
               Section 7.3.  Repayment to Corporation . . . . . . . . . . .   19

                                    ARTICLE 8
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

               Section 8.1.  Without Consent of Holders . . . . . . . . . .   19
               Section 8.2.  With Consent of Holders  . . . . . . . . . . .   19
               Section 8.3.  Compliance with Trust Indenture
                              Act . . . . . . . . . . . . . . . . . . . . .   20
               Section 8.4.  Revocation and Effect of
                              Consents  . . . . . . . . . . . . . . . . . .   20
               Section 8.5.  Notation on or Exchange of
                              Securities  . . . . . . . . . . . . . . . . .   21
               Section 8.6.  Trustee to Sign Amendments,
                              etc.  . . . . . . . . . . . . . . . . . . . .   21

                                    ARTICLE 9
                                  SUBORDINATION

               Section 9.1.  Agreement to Subordinate . . . . . . . . . . .   21
               Section 9.2.  Certain Definitions  . . . . . . . . . . . . .   21
               Section 9.3.  Liquidation, Dissolution,
                              Bankruptcy  . . . . . . . . . . . . . . . . .   22
               Section 9.4.  Default on Senior Debt . . . . . . . . . . . .   22
               Section 9.5.  Acceleration of Securities . . . . . . . . . .   23
               Section 9.6.  When Distribution Must be
                              Paid Over . . . . . . . . . . . . . . . . . .   23
               Section 9.7.  Notice of Corporation  . . . . . . . . . . . .   23
               Section 9.8.  Subrogation  . . . . . . . . . . . . . . . . .   23
               Section 9.9.  Relative Rights  . . . . . . . . . . . . . . .   23
               Section 9.10.  Subordination May Not Be
                              Impaired by Corporation . . . . . . . . . . .   24
               Section 9.11.  Distribution or Notice to
                              Representative  . . . . . . . . . . . . . . .   24
               Section 9.12.  Rights of Trustee and Paying
                              Agent . . . . . . . . . . . . . . . . . . . .   24

                                   ARTICLE 10
                                  MISCELLANEOUS

               Section 10.1.  Trust Indenture Act Controls  . . . . . . . .   24
               Section 10.2.  Notices . . . . . . . . . . . . . . . . . . .   25
               Section 10.3.  Communication by Holders with
                              Other Holders . . . . . . . . . . . . . . . .   25
               Section 10.4.  Certificate and Opinion as to
                              Conditions Precedent  . . . . . . . . . . . .   25
               Section 10.5.  Statements Required in
                              Certificate or Opinion  . . . . . . . . . . .   26
               Section 10.6.  When Treasury Securities
                              Disregarded . . . . . . . . . . . . . . . . .   26
               Section 10.7.  Rules by Trustee, Paying Agent
                              and Registrar . . . . . . . . . . . . . . . .   26
               Section 10.8.  Legal Holidays  . . . . . . . . . . . . . . .   26
               Section 10.9.  Governing Law . . . . . . . . . . . . . . . .   27
               Section 10.10.  No Adverse Interpretation of
                               Other Agreements . . . . . . . . . . . . . .   27
               Section 10.11.  No Recourse Against Others . . . . . . . . .   27
               Section 10.12.  Successors . . . . . . . . . . . . . . . . .   27
               Section 10.13.  Duplicate Originals  . . . . . . . . . . . .   27
               Section 10.14.  Appointment of Agent for
                               Service  . . . . . . . . . . . . . . . . . .   27


          INDENTURE, dated as of ____________________, 199___, between PACIFIC INTERNATIONAL SERVICES CORP., a California corporation ("Corporation"), and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation, as trustee ("Trustee").

          WHEREAS, the Corporation executed an Indenture dated September 1, 1987 between the Company and Trust Services of America, Inc., as amended on February 1, 1990 to substitute Manufacturers Hanover Trust Co. of California as Trustee and as subsequently amended on ____________________, 19___ to substitute Chemical Trust Company of California as Trustee (the "Indenture") pursuant to which the Corporation issued 10% Convertible Subordinated Debentures Due 2007 (the "Debentures"); and

          WHEREAS, the Corporation has as a result of [an Exchange Offer or Prepackage Plan] agreed to issue in exchange for the Debentures, inter alia, new debentures (the "Securities").

          NOW, THEREFORE, each party agrees as follows:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1.  Definitions.

          "Board of Directors" means the Board of Directors of the Corporation or the Executive Committee of the Board.

          "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Officer" means the Chief Executive Officer, any Vice President or the Secretary of the Corporation.

          "Officers' Certificate" means a certificate signed by two officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. See Sections 10.4 and 10.5.

          "Opinion of Counsel" means a written opinion from legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or the Trustee. See Sections 10.4 and 10.5.

          "Principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities described above issued under this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 8.3.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.



          Section 1.2.  Other Definitions.

                                               Defined
                       Term                  in Section

     "Bankruptcy Law" . . . . . . . . .          5.1
     "Custodian"  . . . . . . . . . . .          5.1
     "Event of Default" . . . . . . . .          5.1
     "Indebtedness" . . . . . . . . . .          5.1
     "Legal Holiday"  . . . . . . . . .         10.8
     "Paying Agent" . . . . . . . . . .          2.3
     "Registrar"  . . . . . . . . . . .          2.3
     "Representative" . . . . . . . . .          9.2
     "Senior Debt"  . . . . . . . . . .          9.2

          Section 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" mens the Trustee;
     and

          "obligor" on the indenture securities means the Corporation.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

          Section 1.4. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3)  "or" is not exclusive; and

          (4) words in the singular include the plural, and in the plural include the singular.


                                    ARTICLE 2

                                 THE SECURITIES

          Section 2.1. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The terms and provisions in the Securities shall constitute, and are hereby expressly made, a part of the Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

          Section 2.2. Execution and Authentication. At least two Officers shall sign the Securities for the Corporation by mutual or facsimile signature. The Corporation's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee manually signs the certificates of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount not to exceed $_____________ upon a written order or orders of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. The aggregate principal amount of Securities outstanding at any time is herein called the "principal amount of the Securities" and may not exceed $____________, except as provided in Section 2.7.

          The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. Except as limited in its appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          Section 2.3. Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent, or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of any such agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Corporation initially appoints the Trustee as Registrar and Paying Agent.

          Section 2.4. Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Corporation in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay any money held by it to the Trustee. If the Corporation acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

          Section 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          Section 2.6. Transfer and Exchange. Where a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(1) of the Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Corporation may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Sections 2.9, 3.6 or 8.5. The Corporation shall not be required to make transfers or exchanges of Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment.

          Section 2.7. Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Corporation may issue and the Trustee shall authenticate a replacement Security at the request of the Corporation if the requirements of
Section 8-405 of the Uniform Commercial Code are met. Such holder shall furnish an indemnity bond sufficient, in the judgment of the Corporation and the Trustee, to protect the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge for their expenses in replacing a Security. Each replacement Security is an additional obligation of the Company.

          Section 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation and those described in this Section. A Security does not cease to be outstanding because the Corporation or an affiliate of the Corporation holds the Security.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date (in the case of a redemption, if notice of redemption has been given) such Securities cease to be outstanding and interest on them ceases to accrue.

          If a Security is called for redemption or if it matures in less than a year and if the Corporation has satisfied its obligations to pay the Security, the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

          Section 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          Section 2.10. Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation. The Corporation may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

          Section 2.11. Defaulted Interest. If the Corporation defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Corporation shall fix the special record date and payment date. At least 15 days before the special record date, the Corporation shall mail to each Securityholder and the Trustee a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.


                                    ARTICLE 3

                                   REDEMPTION
          Section 3.1. Notices to Trustee. If the Corporation wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The election of the Corporation to redeem any Securities shall be evidenced by a resolution of the Board of Directors, and can be made at any time and from time to time after the date hereof. The Corporation shall furnish to the Trustee a written statement signed by an Officer of the Corporation (1) stating that there exists no Default or Event of Default and (2) if the redemption is to occur prior to _____________, 199_, evidencing (in reasonable detail) satisfaction of the conditions contained in paragraph 5 of the Securities relating to redemption prior to _______________, 199_. If the Corporation wants to reduce the principal amount of the Securities that it must redeem pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the principal amount of Securities to be credited. The Corporation shall give each notice provided for in this Section at least 45 days before the redemption date.

          Section 3.2. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          Section 3.3. Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Securities, the Corporation shall mail a notice of redemption by first class mail to each holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

          (6) that in the event any Security is to be redeemed in part only, the portion of the principal amount thereof (equal to $1,000 or any integral multiple thereof) to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof (equal to $1,000 or any integral multiple thereof) will be issued.

          At the Corporation's request, the Trustee shall give the notice of redemption in the Corporation's name and at its expense. In such event the Corporation will provide the Trustee with the information required by clauses
(1) through (7) above.

          Section 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.

          Section 3.5. Deposit of Redemption Price. Prior to the redemption date, the Corporation shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

          Section 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    COVENANTS

          Section 4.1. Payment of Securities. The Corporation shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due; provided, however, money held by the Trustee for the benefit of holders of Senior Debt pursuant to the provisions of Article 9 hereof shall not be considered paid within the meaning of this Section 4.1.

          The Corporation shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Section 4.2. SEC Reports. The Corporation shall file with the Trustee within 15 days after it files them with the SEC, copies of the annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the provisions of TIA Section 314(a).

          Section 4.3. Compliance Certificate. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The Corporation also shall deliver to the Trustee an Officer's Certificate promptly upon the occurrence of a Default, describing the Default and its status.


                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

          Section 5.1.  Events of Default.  An "Event of Default" occurs if:

          (1) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days or more;

          (2) The Corporation defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise, regardless of whether such payment is prohibited by the provisions of Article 9;

          (3) the Corporation pursuant to or within the meaning of any Bankruptcy Law;

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Corporation in an involuntary case,

               (B) appoints a Custodian of the Corporation or for any substantial part of its property, or

               (C) orders the winding up or liquidation of the Corporation,

          and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian, or similar official under any Bankruptcy Law.

          Section 5.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 50% in principal amount of the outstanding Securities by notice to the Corporation and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree and of all payments due to the Trustee.

          Section 5.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities and this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 5.4. Waiver of Past Defaults. Subject to Section 8.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but such waiver shall not extend to any subsequent or other Default or Event of Default or impair any consequent right.

          Section 5.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to

Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

          Section 5.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 50% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loan, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer to indemnify; and

          (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholder.

          Section 5.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

          Section 5.8. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 5.1(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid.

          Section 5.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.

          Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order.

          First:  to the Trustee for amounts due under Section 6.7;

          Second:  to holders of Senior Debt to the extent required by
     Article 9;

          Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Fourth:  to the Corporation.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

          Section 5.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.


                                    ARTICLE 6

                                     TRUSTEE

          Section 6.1.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which by any provision of this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 6.2.  Rights of Trustee.

          (a) Subject to Section 6.1, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys or agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          Section 6.3. Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

          Section 6.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

          Section 6.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          Section 6.6. Reports by Trustee to Holders. Within 60 days after each __________ beginning with the __________ following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of _________ that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees to notify the Trustee whenever the Securities become listed on any stock exchange.

          Section 6.7. Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of the trustee of an express trust). The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Corporation agrees to indemnify the Trustee and its officers, directors, agents and employees for and to hold them harmless against any loss or liability incurred by them in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it or any of such persons may seek indemnity. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any of such persons through negligence or bad faith or for a settlement made without the Corporation's consent.

          To secure the Corporation's payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by Trustee, except that held in trust to any principal of and interest on particular Securities.

          Section 6.8. Replacement of Trustee. The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 6.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.10, any Securityholders may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Section 6.9. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          Section 6.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $20,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

          Section 6.11. Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                    ARTICLE 7

                     SATISFACTION AND DISCHARGE OF INDENTURE

          Section 7.1.  Satisfaction and Discharge of Indenture.  If at any time
(a) the Corporation shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities destroyed, lost or stolen and replaced or paid as provided in Section 2.7), or (b) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice for redemption and the Corporation shall deposit with the Trustee as trust funds an amount (other than moneys paid to the Corporation in accordance with Section 7.3) sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and Article 9 permits such deposit and if, in either case, (y) the Corporation shall also pay all other sums payable hereunder by the Corporation, and (z) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with, then this Indenture shall cease to be of further effect, and the Trustee, on demand of and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation under Sections 2.3, 2.4, 2.5, 2.6, 6.7 and
6.8 shall survive until the Securities are no longer outstanding. Thereafter, the Corporation's obligations under Sections 6.7 and 7.3 shall survive.

          Section 7.2. Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 7.1. It shall apply the deposited money in accordance with this Indenture, first, to the payment of amounts owed pursuant to Section 6.7 and, second, through the Paying Agent to the payment of principal of and interest on the Securities. Money so held in trust is not subject to Article 9.

          Section 7.3. Repayment to Corporation. The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. Unless an abandoned property law otherwise requires, the Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 8.1. Without Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

          (3) to make any change that does not materially adversely affect the rights of any Securityholder.

          Section 8.2. With Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of more than 50% in principal amount of the outstanding Securities. However, without the consent of each

Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.4, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (4) make any Security payable in money other than that stated in the Security;

          (5) make any change in Article 9 that adversely affects the rights of any Securityholder; or

          (6)  make any change in Section 5.4 or 5.7 or this Section.

          An amendment under this Section may not make any change that adversely affects the rights under Article 9 of any holder of an issue of Senior Debt unless the holders of the issue consent to the change.

          After an amendment under this Section becomes effective, the Corporation shall mail to Securityholders a notice briefly describing the amendment.

          Section 8.3.  Compliance with Trust Indenture Act.   Every amendment
to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          Section 8.4. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in Section 8.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          Section 8.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          Section 8.6. Trustee to Sign Amendments, etc.. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Corporation may not sign an amendment or supplement until the Board of Directors approves it.

                                    ARTICLE 9

                                  SUBORDINATION

          Section 9.1. Agreement to Subordinate. The Corporation agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

          Section 9.2. Certain Definitions. "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

          "Senior Debt" means the principal of and unpaid interest on (a) all indebtedness of the Corporation (other than the Securities), whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which the Corporation is responsible or liable as grantor or otherwise and (c) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is provided that such indebtedness is not superior in right of payment to the Securities.

          A distribution may consist of cash, securities, or other property.

          Section 9.3.  Liquidation, Dissolution, Bankruptcy.   Upon any
distribution to creditors of the Corporation in a liquidation or dissolution of the Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property:

          (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders shall be entitled to receive any payment of principal of or interest on Securities; and

          (2) until the Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

          Section 9.4. Default on Senior Debt. The Corporation may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Corporation or securities that are subordinated to Senior Debt to at least the same extent as the Securities if:

          (1) any Senior Debt is not paid when due or any other default on Senior Debt occurs and continues for any period of time and after any notice the passage and giving of which is necessary to permit holders of Senior Debt to accelerate its maturity; and

          (2) the nonpayment or default is the subject of judicial proceedings or the Corporation receives a notice of the nonpayment or default from a person who may give it pursuant to Section 9.12.

          The Corporation may resume payments on the Securities and may acquire them when:
          (1)  the default is cured or waived or

          (2) 150 days pass after the notice is given if the default is not the subject of judicial proceeding,

if this Article otherwise permits the payment or acquisition at that time.

          Section 9.5. Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Corporation shall promptly notify holders of Senior Debt of the acceleration. The Corporation may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

          Section 9.6. When Distribution Must be Paid Over. If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

          Section 9.7. Notice of Corporation. The Corporation shall promptly notify the Trustee and the Paying Agent of any facts known to the Corporation that would cause a payment of principal of or interest on the Securities to violate this Article.

          Section 9.8.  Subrogation.   After all Senior Debt is paid in full and
until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Corporation and Securityholders, a payment by the Corporation on Senior Debt.

          Section 9.9. Relative Rights. This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Corporation and Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Securityholders and creditors of the Corporation other than holders of Senior Debt; or

          (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

          If the Corporation fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default.

          Section 9.10. Subordination May Not Be Impaired by Corporation. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Corporation or by its failure to comply with this Indenture.

          Section 9.11. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Section 9.12. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice that payments may not be made under this Article. The Corporation, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice. If an issue of Senior Debt has a Representative, only the Representative may give the notice. Prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 6.1 and 6.2, shall be entitled in all respects conclusively to assume that no such fact exists.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar, co-registrar and the Paying Agent may do the same with like rights.


                                   ARTICLE 10

                                  MISCELLANEOUS

          Section 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 10.2. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Corporation:

               Pacific International Services Corp.
               1600 Kapiolani Boulevard, Suite 825
               Honolulu, Hawaii  96814
               Attention: Chief Executive Officer

          if to the Trustee:

               Chemical Trust Company of California
               _______________________________
               _______________________________

          The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed by first class mail to him at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 10.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


          Section 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Section 10.6. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          Section 10.7.  Rules by Trustee, Paying Agent and Registrar.   The
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or the Paying Agent may make reasonable rules for its functions.

          Section 10.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 10.9. Governing Law. The internal laws (and not the law pertaining to choice or conflict of laws) of the State of California shall govern this Indenture and the Securities.

          Section 10.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 10.11. No Recourse Against Others. All liability described in paragraph 16 of the Securities of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

          Section 10.12. Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 10.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          Section 10.14. Appointment of Agent for Service. By the execution and delivery of this Indenture, the Corporation hereby appoints the Trustee as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in Los Angeles, California, arising out of or relating to the Securities or this Indenture. Service of process upon such agent at the office of such agent at __________________________________________________, Attention: Corporate Trust
Department (or such other address in California as may be the corporate trust office of the Trustee), and written notice of said service to the Corporation by the person serving the same addressed as provided in Section 10.2, shall be deemed in every respect effective service of process upon the Corporation in any such legal action or proceeding, and the Corporation hereby submits to the jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Corporation with the consent of the Trustee and such successor's acceptance of such appointment. The Corporation further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of such agent or successor. By the execution and delivery of this Indenture, the Trustee hereby agrees to act as such agent and undertakes promptly to notify the Corporation of receipt by it of service of process in accordance with this Section 10.14.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              PACIFIC INTERNATIONAL SERVICES
(Seal)                        CORP., a California corporation

                              By:

Attest:



                              CHEMICAL TRUST COMPANY OF
(Seal)                        CALIFORNIA, as Trustee

                              By:

Attest:



                                    EXHIBIT A

                            FORM OF FACE OF DEBENTURE



No.                                                              $




                      PACIFIC INTERNATIONAL SERVICES CORP.

                      ___% Subordinated Debenture Due 200_


          Pacific International Services Corp., a California corporation, promises to pay to or registered assigns, the principal sum of
                Dollars on ______________, 200_.

Interest Payment Dates:       __________________________
Record Dates:                 __________________________

          Additional provisions of this Security are set forth on the other side of this Security.


                              PACIFIC INTERNATIONAL SERVICES (Seal)CORP., a
California corporation

                              By:


Date of Authentication:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION:
Chemical Trust Company
of California, as Trustee,
certifies that this is one
of the Securities referred
to in the within-mentioned
Indenture.                    By:


By:
     Authorized Signatory

                        FORM OF REVERSE SIDE OF DEBENTURE

                      PACIFIC INTERNATIONAL SERVICES CORP.

                       10% Subordinated Debenture Due 2007


1.   INTEREST.

          Pacific International Services Corp., a California corporation ("Corporation"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest semi-annually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _________________, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Corporation will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the closing of business on the February 15 and August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, Chemical Trust Company of California ("Trustee"), ________________________________________, will act as Paying Agent and
Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Corporation may act in such capacity.

4.   INDENTURE.

          The Corporation issued the Securities under an Indenture dated as of ___________________, 199__ ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of those terms. The Securities are unsecured general obligations of the Corporation limited to $_____________ in aggregate principal amount.

5.   OPTIONAL REDEMPTION.

          The Corporation may redeem any of the Securities at any time and from time to time after the date hereof at a redemption price of 100% of the principal amount plus accrued interest to the redemption date.

6.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed to the holder's registered address. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

7.   SUBORDINATION.

          The Securities are subordinated to Senior Debt, which is broadly defined and includes all indebtedness for borrowed money or evidenced by a note or similar instrument given for certain purposes and any guarantee, endorsement or other contingent obligation in respect thereto, except any indebtedness, liability or obligation that by its terms is not senior in right or payment to the Securities and certain indebtedness, which itself is subordinated. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Corporation agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

8.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption, except that, where public notice has been given that a Security is to be redeemed in part, the portion of the Security not to be redeemed may be transferred. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment.

9.   PERSONS DEEMED OWNERS.

          The registered holder of this Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

          If moneys or the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Corporation at its request. After that, holders entitled to the money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

11.  SATISFACTION AND DISCHARGE OF INDENTURE.
          When all outstanding Securities become due and payable or by their terms are to become due and payable or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, the Corporation may deliver to the Trustee sufficient funds to pay at maturity or upon redemption all such Securities not previously delivered to the Trustee for cancellation, including principal and accrued interest and all other sums then payable by the Corporation under the Indenture, and thereupon the Corporation will, with certain exceptions, be discharged from the Indenture and the Securities.

12.  AMENDMENT, SUPPLEMENT, WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the holders of more than 50% in principal amount of the outstanding Securities, and any existing default or compliance with any provision may be waived with the written consent of the holders of a majority in principal amount of the outstanding Securities.
Without the consent of any Securityholder, the Corporation may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change that does not materially adversely affect the rights of any Securityholder.

13.  SUCCESSOR CORPORATION.

          When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

          If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 50% in principal amount of the outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Corporation must furnish an annual compliance certificate to the Trustee and periodic notice of defaults.

15.  TRUSTEE DEALINGS WITH THE CORPORATION.

          Chemical Trust Company of California, the Trustee under the Indenture, in its individual or other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION.

          This Security shall not be valid until the Trustee signs the certification of authentication on the other side of this Security.
18.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

          The Corporation will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:
Secretary, Pacific International Services Corp., 1600 Kapiolani Boulevard, Suite 825, Honolulu, Hawaii 96814.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:




I or we assign and transfer this Security to

                    \    \

(Insert assignee's soc. sec. or tax I.D. no.)






(Print or type assignee's name, address and zip code)

and irrevocably appoint                             agent to transfer this
Security on the books of the Corporation. The agent may substitute another to act for him.



Date:                  Your Signature:


(Sign exactly as your name appears on the other side of this Security.)